Exhibit 99.2

Transcription of Exelon's April 29, 2003 Conference Call

The information contained herein is a textual representation of the April 29, 2003 Exelon first quarter 2003 earnings conference call. There may be material errors, omissions or inaccuracies in the reporting of the conference call described below. This transcript has been derived from audio sources. The audio conference call should be considered the ultimate source of this content. The call will be archived on Exelon's web site: www.exeloncorp.com. (Please select the Investor Relations page.) Telephone replays will be available until May 16. The U.S. call-in number for replays is 877/519-4471 and the international call-in number is 973/341-3080. The confirmation code is 3851095.



THE OPERATOR


Good morning ladies and gentlemen and welcome to the Exelon Corporation First Quarter Earnings Conference Call. At this time all participates have been placed on a listen only mode and the floor will be open for your questions following the presentation. It now my pleasure to turn the floor to your host Ms. Linda Byus. Linda, the floor is yours.



MS. LINDA BYUS


Thank you. Good morning and welcome to the Exelon's first quarter earnings review and update conference call. Thank you for joining us this morning. You should have received the copy of our earnings release late yesterday. If you haven't received it the release is available on the Exelon website at www. Exelon Corp.com or you can call Espi Gonzales at 312-394-5740 and she will fax or email the release to you. This call is being recorded and will be available afternoon today through May 16 by dialing 877-549-4471. The international calling number is 973-341-3080. The confirmation code is 3851095. In addition, the call will be archived on the Exelon website. Before we begin today's discussion, let me remind you that the earning release and the other matters we may discuss in today's call may contain forward-looking statement and estimates that are subject to various risks and uncertainties. Please refer to our SEC filings for discussions and factors that may cause results to differ from management projections, forecast, and expectations. If you have reviewed our earnings release you've already seen a change in our presentation of earnings information consistent with regulation to use of non-GAAP financial measures. In our press release and during this call we will discuss pro forma operating results that excludes specific non-operational items such as accounting changes, regulatory changes or items that we view as one time items. We believe these pro forma results are representative of the underling operational results of the company. In our earnings release, which is available on our website will provide a reconciliation of the differences between GAAP results and pro forma operating results. With me today are John Rowe Chairman and CEO, Oliver Kingsley Senior Executive Vice President and Bob Shapard Executive Vice President and Chief Financial Officer. We also have Ian McLean President of Power Team and Barry Mitchell Senior Vice President and Treasurer along with a number of our senior management team available to answer your question. We have scheduled an hour for this call. We have large material to cover this morning and we want to (indiscernible) time for question. Robert will begin with a brief discussion of our first quarter results.


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MR ROBERT SHAPARD


Thanks Linda and good morning everyone. Well given the problem we had this morning you should be relieved we are not in the telecommunications systems. We released earnings last night for Exelon Corporation first quarter result $361 million or $1.11 per diluted share. Reported number includes the one-time items. It includes the $112 million after tax increase in earnings for the adoption of FAS-143, which I will describe in a minute. A $17 million after tax charge resulting from the first quarter Commonwealth Edison regulatory settlement. And during the quarter we also took a one-time $130 million after tax charge with the impairment of our investment Sithe Energies. Operating earnings excluding these 3 items were $397 million or $1.22. This compares with 250 million or 77 cents per share in the prior years quarter. We have a lot of things to talk about today so I am not going to go through the earnings release in detail. I will just simply give you some color you can cover details in the Q&A. We had colder weather in both ComEd and PECO service territories during the first quarter compared with last year. Exelon consolidated colder weather boosted earnings by about 15 cents a share. For Energy Delivery, we estimate that colder weather provided about 14 cents and about a penny at Genco compared to normal weather. Our weather for

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first  quarter `03 was 4 cents above  normal.  Now the analysis of the impact of the weather is as much more art than science and over the last year our delivery business has refined and made adjustments to the calculation of the impact of weather on earnings to improve the quality of these numbers. And because of some of these changes we have made in the analysis the year over year first quarter impact is about 4 cents less than it would have been under the old methodology. If you try to do that reconciliation we could help you with that if you needed. But most relevant is the first quarter of `03 is in fact 4 cents above what we have seen to be normal weather. One of the single largest items of earnings improvement this year over last was the increase in transition charge revenues or what we refer to as CTC revenue collected at ComEd. As you may recall ComEd's CTC has adjusted annually on June first of each year and the CTC or transition charge has an inversed relationship to the wholesale prices. The whole sale prices go down the CTC goes up with the period. Now last June when we last reset the CTC, it was based on relatively low wholesale prices at the time. Since prices were relatively low at that time the CTC was reset higher. So, the first quarter of this year, we're working off that higher CTC and as a result the increase in revenues in the first quarter of this year or first quarter last year was about $80 million as a result of the higher CTC about 15 cents a share. We expect that CTC to be reset in June and it is likely it will go down given what prices have done. So, we think there will be some giveback in the remainder of the year and I will talk about that. As you saw in our press release the final impact of the adoption of FAS-143 which relates to retirement of long-lived assets was substantially different that what we earlier anticipated. We earlier anticipated that large one-time gain perhaps 1.9 billion in the first quarter of this year and in fact with the final adoption we recognized a one-time gain of cumulative effect of only $112 million, which was a small obviously and reasonably expected. We are talking taking a fairly early and aggressive approach to evaluate the impact of FAS-143 given the complexity of the issue and the large number of nuclear plants we have. And in early April of this year upon deliberations with our external auditors and the financial accounting standard board our interpretation of the rule changed somewhat. The details of that will be in our 10-Q which will be filed later this week, but to briefly describe you what happened FAS-143 essentially restates the present value of our decommissioning liability. It is simply a timing issue. We have no change in view of our ultimate decommissioning liability, but as of this point in time, it restated that liability down with the anticipation of recognizing higher liability going forward. So, what we've done rather than take -- rather than restate that down and take the difference through the income statement, our new approach is to take that reduction in the decommissioning liability and reclassify it to regulatory liability. Because in fact this is the end of the life of these units that we had excess asset over the liability. It would be refunded to customers. No, we don't think that will happen simply a timing issue and what we account for. We reclassified the portion of decommissioning liability to a regulatory liability rather than take it to the income statement.

And we also as a result will not have to drag on earnings going forward that we originally told you we would have. Now we do have a small P&L impact this year and what that simply is we stated these liabilities as of January 1st of '01 at the time of the merger. What we've now done is taken any decommissioning expense recognized from January 1st '01 to today and reverse that back to the P&L and that's this $112 million. We said we will not recognize the decommissioning expense going forward through the P&L. So we simply reverse that expense in January of '01 and going forward will not be a drag on earning. During the first quarter we did recognize an impairment on investment in Sithe Energies and we are referring here to our 49.9 percent interest in Sithe Energies, not including the assets which we purchased late last year. We considered a variety of factors in the decision to record the impairment including the exploration of the possible sale of these interest and discussions ran in the possible sale indicated that the fair value of the investment was below what we had on the books. So as such, we've taken an impairment to recognize the $200 million pretax impairment and this impairment reduces our book value in the investment to $212 million on March 31st. In the earnings release we do provide a great deal of details supporting our numbers. I'll not go through that detail with people. We'll certainly allow you to ask questions about it in the Q&A. I will come back in a few moment and talk about our outlook for 2003 based on this first quarter, but for now I'll now turn over to John.


---------------------------------------------

MR. JOHN ROWE


Good morning everyone and I apologize for delayed communication systems (indiscernible). As you know we finished in 2002, our second good year since we closed the Unicom PECO merger. During that period we had provided average annual earnings per share growth of 12 percent and raised our dividend twice for an average range of 4.3 percent. We have retired $1.2 billion of transition debt and we financed $2.8 billion of other debt resulting in total interest expense reduction of about $120 billion. These numbers do not include an additional more than $1.7 billion of refinancing as Barry Mitchell and his treasury group has already completed in 2003. Interest rate savings

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

are one of the profit opportunities we have to help offset cost increases in other areas. Under the leadership of all of Oliver Kingsley and Jack Skolds, our nuclear fleet has achieved a 93.5 percent annual nuclear capacity factor during this period, and in the first quarter of 2003, we were slightly better than that. With Pam Strobel's leadership, our energy delivery system has improved reliability by 26 percent in outage duration and 18 percent in outage frequency and these are systemwide numbers. The numbers in Northern Illinois are significantly higher than that in terms of improvement and higher yet in Chicago where we had our problems 3.5 years ago. As all of you know, because we've talked about it many times, my prime goal is how to see this company be the nation's leader in delivering consistent, reliable earnings, and earnings growth. I believe consistency is the hallmark of long-term value for shareholders and I have been a value-driven CEO since long before it was established. In that context, as you know, we have looked from time-to-time at additional merger and acquisition opportunities because we believe we were so successful in the Unicom and PECO merger. But we have not yet seen and frankly do not expect to see in the near future a large opportunity that meets our very stringent requirements that we get an accretive transaction and one that has attractive return on capital. So it becomes evermore obvious that the best ways we have of delivering consistent earnings growth, earnings that will justify higher share value and higher price earnings ratio is to focus on what we do every day in an effort to improve the quality of our earnings and the level of our cash flow. As we announced about 3 months ago, our effort to do that is called Exelon Way. It is the next step in bringing this company to explore potential. As we promised today, we are going to start giving you some substance underneath the Exelon Way Concept. But this is our key and all-encompassing effort to achieve our vision of becoming the best and most consistently profitable electricity and gas company in the United States. The key to the success of Exelon Way is getting much higher productivity. That doesn't mean saving money by doing less work, it means doing more work with less money. And when it comes to that, having the right people in the right places is absolutely key. In a long and increasingly long career, I have not seen anyone better at finding this kind of productivity than Oliver Kingsley whose remarkable work, first with the ComEd Nuclear Fleet and with the whole Exelon Nuclear Fleet and now with all of Exelon Generation is in my view without peer and without parallel. Accordingly, last night I recommended to the Exelon Board Of Directors and they unanimously accepted my recommendation that we elect Oliver Kingsley to the position of President and Chief Operating Officer of Exelon Corporation. In this role, he will oversee both generation and energy delivery. He has the mandate of continuing the consolidation, continuing the productivity improvement, continuing the commitment to world-class operation that he has done so superbly in Exelon Generation. I believe there is no one thing that I can do that puts more substance in Exelon Way right now than to give Oliver Kingsley (indiscernible) as our new COO. We haven't forgotten the value of a whole lot of other people either. First, Pam Strobel who has brought about major improvements in delivery over the past several years was elected Executive Vice President and Chief Administrative Officer of Exelon Corporation. She will oversee the business services company, which has the important information technology and supply chain initiative. She will also oversee the enterprise group and help George Gilmore with his effort to liquidate those investment, and she will serve as chair of the Exelon Corporate strategy committee. We have made a group of other appointments including Mike Bemis to replace Pam as President of Exelon Energy Delivery, John Young to replace Mike as President of Exelon Power, Ken Lawrence, who has been the Exelon right arm in Philadelphia these past two years, was elected chairman. Ken intends to retire on November 1st, and he will be succeeded by Denis O'Brien, and Frank Clark, who has been my own right hand here in Illinois in so many things, will continue in his role as President of ComEd. So, I will now turn the ball over to the person that I have chosen to give you the reality in the Exelon Way, Oliver Kingsley.


---------------------------------------------

MR. OLIVER KINGSLEY


John said the Exelon Way is the next step in the evolution of Exelon. It keeps the company moving forward to reach its full potential. I am very happy to take the leadership role in moving Exelon to the next level. Improved integration of operations and consolidation of support functions are the first steps towards achieving our new business model. The key component of the Exelon Way is consolidating Commonwealth Edison and PECO operations into one functional energy delivery unit while still maintaining the very strong regional presence that each company enjoys today. Serving our customers and keeping the lights on will still be our primary job. This consolidation will result in significant efficiencies and process improvement by lowering operating cost and increasing free cash flow. Another opportunity for significant savings is our supply chain. Each year Exelon's spends over $2 billion buying resources, materials, and equipment. Leveraging buying power of our system and using proven best practices should result in savings between 5 and 10 percent of total spent. Combining our support functions including information systems, human resources, finance, and communications will allow us to derive optimization and additional savings. We are just starting to put meat on the bone; however, we do have significant

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benchmarking  behind our targets.  So, we announce this with a real plan. I will give you some broad overview numbers today. Our goal is 300 to 600 million of cash savings annually. In 2004, savings will be toward the lower end of that range. Our 2004 goals of 150 million reduction in capital spending and an additional 200 million pre-tax reduction in cash O&M expense. This results in an after tax increase in free cash flow of $270 million in 2004.

By business unit, we expect about 60 percent of the capital spending reduction to come from energy delivery. Remaining 40 percent will come from the generating company and corporate. On the O&M side, half of the savings will come from energy delivery. The quarter from Genco and the quarter from corporate and other units. In both 2005 and 2006, we expect a step up in both CAPEX and O&M expense savings. By '06, we expect to be at or above $600 million in total cash savings. I am excited about this opportunity; we have to create value through the Exelon Way. I am committed to make this initiative successful. Now Bob Shapard will talk about the outlook for the balance of 2003.


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MR. ROBERT SHAPARD


Before I get back to 2003 let me just add my two sentences on Exelon Way. I do believe will enable us to meet or exceed the 5 percent annual growth target we have in earnings. And critically it will provide us with cash we need to increase our balance sheet flexibility, which will allow us to successfully deal with and handle any transition issues in Illinois in 2007. So -- what do we expect to see for the remainder of 2003, as we indicated in the press release we are reaffirming our 2003 earnings guidance for the range of $4.80 to $5 a share. Basically our strategy here is no surprises just keep delivering. I don't think we expect to see any surprise. With one quarter down to three to go. We do have some changes in assumptions reflecting first quarter results. Based on the final adoption of FAS-143, we do not expect to drag on earnings in 2003 compared to 2002. Previously, we had told you that we had $0.07 drag and now with the final adoption we don't expect to see any drag there. We also told you that we expected Enterprises to break even this year, which would result in a 16 cents per share improvement over the last year. In the first quarter Enterprises did report about a 4 cents a share loss, the loss related primarily to exiting a supply agreement with the retail business and write down of the venture capital businesses we do expect we could loose a few more pennies this year. So the improvement in Enterprises this year will be more like 10 cents rather than 16. So not quite as good as we thought. We did have a very strong first quarter, as I indicated a good portion of that improvement came from increased CTC revenue of about 15 cents a share. We do expect to see the CTC reset downward in June and therefore we expect to give back most of that variance in the third and fourth quarter of this year. So I think we can treat the 15 cents improvement in CTC as simply as a timing difference and don't expect that to sustain during the year. So as I walk through the guidance for full year 2003, as you will remember we said that the exercise of the options out of some of the Midwest Generation contracts will save us approximately a $130 million this year compared to 2002. We are still on schedule for that. The after tax benefit of that should be about 25 cents a share positive. We also had told you to expect the Sithe investment to be dilutive in 2003 by about 20 cents a share. We think it maybe slightly conservative, but we still think that's' a good number to use for the year. We had also indicated we will have 3 fewer nuclear plant refueling outages this year than last. That will result in savings of about $60 million pretax or 11 cents a share. The net impact of increased pension and benefit expenses this year should increase expense by about a $125 million or about 24 cents a share. Again taking into account the results we expect from Enterprise we expect to do that 10 percent a share improvement this year over the last. We continue to pay down debt and re-finance debt and we are expecting to see an improvement in earnings of about 13 cents a share this year from reduced interest expenses. With modest growth in Energy Delivery sales, we expect to see another 5 to 10 cents in earnings pick up from that modest growth. And we do expect the annualization of some of last year's cost management initiatives and some of the early ramp up benefits in Exelon Way to help us absorb deflation this year. So the items I just listed to you above add up to 20 to 25 cents of net positive improvement over the last year and last years normalized number was $4.75. So based on this factors we are still quiet comfortable with $4.80 to $5 range for this year. As noted in the press release we do expect the second quarter result to be between 21 percent and 23 percent of our full year earnings per share. With that we'd like to now turn it over to the operator to handle Q&A.


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THE OPERATOR

The floor is now open for question.



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(CALLER INSTRUCTIONS)

Paul Patterson of Glenrock Associates (phonetic).

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THE CALLER


I was wondering, if when you talk about your savings from the Exelon Way, is that $200 million of cash O&M incremental to what your expenses will be in '03?


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COMPANY REPRESENTATIVE

It is.

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THE CALLER


And the second question I have for you, how much debt do you -- debt and debt equivalents do you expect have by the end of '03 including and excluding the stranded cost bond?


---------------------------------------------

COMPANY REPRESENTATIVE

Why do (indiscernible) Barry Mitchell, kindly answer that question.

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MR. BARRY MITCHELL


As John, indicated in his remark, we have done quite lot of refinancing but that has been just that refinancing. So given the steady state I would expect debt to remain about the same way, have about $15 billion debt, of which about 6 billion represents transition bonds, couple billion at ComEd about 4 billion at PECO to the extent that we realize the savings with respect to Exelon Way then one of the key things we would be looking at is how we apply that cash to continue to improve our balance sheet.


---------------------------------------------

THE CALLER


So Barry, you'll still pay down transition bonds this year, about 600 million, other than that it's steady.


---------------------------------------------

MR. BARRY MITCHELL


Other than that it's steady until we start seeing benefits that might accrue from Exelon Way.


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THE CALLER


And how much of that is short term or variable rate debt?

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

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COMPANY REPRESENTATIVE


Well those, are two different things. We have a nominal target for floating rate which would include short-term debt of about 20 to 25 percent of total debt and we are at probably at the lower end of that range right at the moment.


---------------------------------------------

THE CALLER

Thanks lot John.

---------------------------------------------

COMPANY REPRESENTATIVE


I would like to add one thing to that rather Barry will correct if I over state this but I think I have it right, it is also the case with if things went as normal and we simply accepted the Sithe put, we would be increasing the debt in the corporate family by around $1billion and the present time we have made very substantial progress towards an agreement to arrange for the sale of the Sithe interest that means basically everything outside New England and that will avoid that billion dollar increment to debt. Did I say that accurately?


---------------------------------------------

MR. BARRY MITCHELL

Yes.

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COMPANY REPRESENTATIVE

Barry agreed so that's the other good news on the balance sheet.

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THE OPERATOR

Steven Fleishman of Merrill Lynch. Please state your question.

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THE CALLER


Couple of question. First, it sounds like the big picture of Exelon Way is a way to continue to grow earnings in cash flow through balance sheet given that the M&A environment may not provide any opportunities for sometime. It seems like there was comment tied in somewhat with the M&A environment?


---------------------------------------------

COMPANY REPRESENTATIVE


Well I don't know if it's the M&A environment, it's just we get more and more convinced the finding one that you are really sure is going to be accretive is a lot of work and you can't do it quickly and if you try to do it quickly you make a mistake and we don't want to make a mistake and we have decided this, the most probable way of adding value for all you folks, the short term is just go work on things that we absolutely control and in this case it is our operations. So we want to remind everybody that we are focusing on what we now have first, not meant to be so

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

much a commentary on the current M&A environment compared to any other environment it is meant to be a commentary on that fact that doing really good acquisitions is always hard and that's not our first priority.


---------------------------------------------

THE CALLER


Great, agreed. Second question is with respect to CAPEX spending levels for 2003 and 2004, the number had been about 2 billion and I assume with Exelon Way for 2004 the will like a billion 8 -- billion 8.50?


---------------------------------------------

COMPANY REPRESENTATIVE

That's the idea.

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THE CALLER

And as I understand it that includes the money you are putting into the pension fund, those numbers?

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COMPANY REPRESENTATIVE

Yes it does.

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THE CALLER


Okay that's great. And last specific question on the earnings. In the quarter, it looked like you actually had a mark-to-market loss in the numbers. Can you explain what that was?


---------------------------------------------

COMPANY REPRESENTATIVE

I will let Ian McLean explain it, but it's about 30 million I believe, and we expect to recover it over the rest of the year.

---------------------------------------------

MR. IAN MCLEAN


We had a $31 million negative mark-to-market in the first quarter this year. We had a $7 million positive mark-to-market in the first quarter of last year. So the variance is actually 38 million negative year-over-year. Now over the 31 million mark-to-market this year that is primarily the majority of that is on contracts that will expire before the end of the year. So most of that will reverse itself before the end of this year.


---------------------------------------------

THE CALLER

One last question for Ian. I know in the quarter part of the upside of the better priced power market was covered through -- the aggressive hedging you have been doing. How does your hedging position look for kind of rest of this year and next year relative to how it looked for Q4 and Q1 that we have seen?


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

---------------------------------------------

MR. IAN MCLEAN


Yes our sort of guideline for current year in which -- you know the current financial year is somewhere around 80 to 95 percent hedged with 80 percent being at the lower end of the range. I have to qualify that for you Steve because being hedged moves the moment the load changes or the fuel prices change. It is a range rather than a point okay. And given the change of plans -- sort of change in wholesale power markets and creditworthy counter parties lack of liquidity. It has been pretty difficult to get the hedges that we want to get off in all the regions, we want to get off. We have tended to hedge more in PJM than the other regions because we want to get to our target, and I would say right now I don't know -- like we are 80 percent overall may be 85 percent.


---------------------------------------------

COMPANY REPRESENTATIVE


I think going forward we are fairly well hedged across the total portfolio for the balance of the year, and we do see some uptick in wholesale power prices and widening spark spreads in the market. We have reflected those in our current guidance. So we don't have a big risk out there of unhedged power. Some of which we have hedged at the current high prices.


---------------------------------------------

THE OPERATOR

Vick Gayden (ph) of Deutsche Asset Management (ph).

---------------------------------------------

THE CALLER

I guess you gave us a pretty ambitious or important goal about Exelon way. Would you call this to be a stretch goal or a realistic goal, and what kind of management incentives there might be to achieve those goals?

---------------------------------------------

COMPANY REPRESENTATIVE


I am not exactly sure Vick where we'll put the incentive. You can be sure that target will not be lower than those goals. Whether we were between target stretch -- we make these we haven't really got around to decide any (indiscernible). They are going to be the core element of the plan so the incentive system will be heavily tied to achieving them. I think we will make them closer to target than stretch, but may be it will be somewhere between.


---------------------------------------------

THE CALLER

Putting it in another way. You said you did some benchmarking. How does that compare with other best practices in this new effort?

---------------------------------------------

COMPANY REPRESENTATIVE

I would like Oliver to answer that.

---------------------------------------------

MR. OLIVER KINGSLEY


As an example with the consolidation of PECO and Commonwealth Edison right now by a number of benchmarks in ComEd we are about mid fourth quarter, PECO is about mere third quarter and that is by CAPEX, O&M and employees per customer. So there are a number of things out there that we have looked at. We have looked at our supply spend. I mentioned the 2 billion. We looked at a number of other utilities, we have done this successfully. We are seeing what they have put in and what they have been able to save. They have actually saved more than the 5 percent to 10 percent number that I mentioned. So we do have good benchmarks. We looked extensively at IT, and we are going to take these support functions and kind of put them back together. We started Exelon in a decentralized model. So we've had some duplication creep in. We've done a great deal of work with the benchmarks, and I am confident we will be able to do this, and we are also going forwards to great deal on our productivity and doing more with less. So that is a kind of quick synopsis of what this is all about.


---------------------------------------------

COMPANY REPRESENTATIVE


We have done some work that suggests that if could get delivery to top quartile, that would produce in itself the whole Exelon Way target. We are not trying to get all there because you can't be sure you are fully dealing with comparables, and there may be a company or two in the top quartile who are getting there by not doing the work as opposed to by doing it better. So we don't want to look all in one place. But if you look at IT supply chain and delivery consolidation, our benchmarking suggest that our goals are achievable, if we could get on the whole two-thirds or three quarters of what the benchmarking suggest might be available.

We are not going to cut any corners. We are going to do all essential maintenance. As John spoke earlier, the dark days in '99 here in Chicago, we do not intend to have that come back. So we have to focus on doing the right maintenance and reliability and keeping the lights on as I spoke earlier. So it is two guiding principles in this tremendous efficiency improvement consolidation and also doing all required work.


---------------------------------------------

THE CALLER

This is very helpful, but if I could throw one last question that how much of this savings could be retained and how much you have to share with your customers?

---------------------------------------------

COMPANY REPRESENTATIVE

In the short run that means out through 2006, we essentially retain what we get. Once you go beyond 2006, it depends on rate agreements not yet made.

---------------------------------------------

THE OPERATOR

Scott Peril (ph) of Credit Suisse First Boston.

---------------------------------------------

THE CALLER


I was wondering as it relates to ComEd and the summer peak there, if you could just update us as to -- I know you have got out unhedged a bunch of the capacity to replace the Edison Mission Energy contract. Have you basically hedged in all of the gas with those peakers relative to expected load there, and I guess at what point have you hedged in the gas?

---------------------------------------------

COMPANY REPRESENTATIVE


We hedged, I would say, nicely for the ComEd summer both from the fuel standpoint and from a capacity standpoint and power price standpoint. So if it was a blowout summer, I saw that (indiscernible) summer, it would be a little bit painful, but only on the very sort of high on peak hours. We are pretty well hedged all the way up just to high on peak hours. So there isn't really a huge risk there for us. And on the gas side, we are in good shape. We really don't run those peakers an awful lot. So we don't really have a lot of gas exposure, but what we have got, we are hedged on based on our modeling of when they should run.


---------------------------------------------

THE CALLER

And as far as the increase in spark spreads and in power prices that we are seeing and that you updated in your new guidance. How does that sort of make its way into the guidance?

---------------------------------------------

COMPANY REPRESENTATIVE

It will make its way into the guidance --.

---------------------------------------------

THE CALLER


As far as the list  that  Bob went  through,  sort of the  line  items,  is that
embedded   within  --  in  the  customer   growth  line,   as  far  as  sort  of
year-over-year?


---------------------------------------------

COMPANY REPRESENTATIVE


To this point in the year, I think it is probably been offset for net because that is where we though we'd be. If wholesale prices -- if you tell me wholesale prices -- if you tell me that wholesale prices spark spreads will be higher and sustained for the rest of the year. There's an up side to our budget, but in terms of so far this year I think we have made into (indiscernible) we thought
--


---------------------------------------------

THE OPERATOR

Andrea Finsbein (ph) of Angelo Gordon.

---------------------------------------------

THE CALLER


I just have a couple of questions regarding the FAS 143 change can you just detail for it how much do you decommissioning expense you had been recognizing annually?


---------------------------------------------


                                                                              10
COMPANY REPRESENTATIVE

About 120 million.

---------------------------------------------

THE CALLER

120 is that pretax or after tax.

---------------------------------------------

COMPANY REPRESENTATIVE

Pre.

---------------------------------------------

THE CALLER

Okay and can you remind us also of the step up you had previously been expecting based on what your initial read of FAS 143 was?

---------------------------------------------

COMPANY REPRESENTATIVE


We expected a step up of 7 cents a share in earnings.

Are you not talking about the step up to equity?


---------------------------------------------

THE CALLER


Yes -- you had expected a 1. 9 million step up to equity?


---------------------------------------------

COMPANY REPRESENTATIVE

Yes that is correct.

---------------------------------------------

THE CALLER


Okay and then the 7 -- and the 7 cents that you are no longer going to be recognizing because of the way that you currently are interpreting FAS 143. I just want to understand a comment that you made with regard to recognizing decommissioning expense in general. Are you not going to be recognizing decommission expense at all now on your income statement?


---------------------------------------------


COMPANY REPRESENTATIVE


That is -- we recognize it but it is in essence P&L neutral.

---------------------------------------------

THE CALLER


Okay whereas previously it was not P&L neutral. So should not we be looking at a net benefit to P&L based on the elimination of this expense?


---------------------------------------------

COMPANY REPRESENTATIVE

And with respect to the guidance that we have given before?

---------------------------------------------

THE CALLER

Yes.

---------------------------------------------

COMPANY REPRESENTATIVE


My colleagues are confirming so I will try to answer while they come up with real answer. I believe that Bob said in his opening remarks this is about a 7 cent up side for this year and as he pointed out there are number of upside pieces and downside pieces. So that is how we see it as working for this year and I am hoping Bob and Matt will finish their conference their and help you with that answer shortly.

Bob you are absolutely right 7 cents is the upside relative to what we had thought as we said Enterprises incurred a little bit of an unexpected downside in the first quarter and it is pretty much an offset we think it could be a little more.

I think we got the answer to question. (indiscernible) the 7 cents bad guy we thought we were going to get is offset but what she was asking me as there was a 120 remaining of the cash flow (indiscernible)


---------------------------------------------

THE CALLER

Yes exactly.

---------------------------------------------

COMPANY REPRESENTATIVE


And now there is nothing. There should be big upside and the fact is the full 120 never got the to the bottomline.

There was offset by gains to the trust assets as well so that -- what we were talking about before was our net expense of about $7 million. Now we are talking about P&L neutral so there was never any anticipation of having a huge upside before.


---------------------------------------------

THE OPERATOR

Zack Schriber (ph) of (indiscernible) Capital.

---------------------------------------------

THE CALLER


Congratulations on the great quarter. I was just wondering if you could sort of I was going through my notes here from your last conference call and on your last conference call embedded in your guidance was PJM power prices at around $25 and 50 cents per MWh. Main at around $22 and 50 cents. Nepool at around 34 with Henry Hub gas around $3 75 cents for $8 per MWh spark spreads. Was wondering if you can just update us as to where you see those sort of similar benchmarks now when we look at Bloomberg it is tough to kind of make it apples-to-apples as Bloomberg only gives peak prices and although you have hedged we could just look at what is embedded in the business from structural going forward perspective.


---------------------------------------------

COMPANY REPRESENTATIVE


Well first of all let me congratulate you on your memory. And I think in PJM we had a $25 and 50 cents and our current plan we have $42 and 50 cents.

I think ComEd we had $22 and 50 cents we currently have 28 and in Nepool we had $33 and 50 cents we currently have 51. But keep in mind the fuel prices of other than our base prices also went up. So don't get carried away with the thoughts automatically it means some huge upside. I mean it means some upside but it's not as big as just the strict power price moves if the fuel prices go up.

Let me add to that (inaudible). It won't surprise you with the kinds of topic (indiscernible) discussion between Ian and Bob and Oliver and I. Because Ian and his colleagues try to hedge over 90 days to 9 months period, their key objective is to suppress earning volatility and that helped us a bunch at various points last year when the prices were going down, the corollary is we don't get quite as much advantage when the prices come back up as we would have, had we been in an unhedged position. Nonetheless, as Ian said there is some room for benefit if those price improvements continue.


---------------------------------------------

THE CALLER


I guess that I thinking about more, John, (indiscernible)is more for 2004. I mean obviously all investors begged you guys to hedge last year when prices were low. You run the business in the long term to your point that's because some money to be taken off the table in the short-term but structurally if this kind of situations sustain itself, what kind of upside in a year-over-year are we looking at for '04? And I guess that the question is really where we did we kind of hedge things at in '03 what the implications are that for '04? And to Ian's question about liquidity, can we from the liquidity perspective even realize and capture the kinds of prices that people see on their Bloomberg screens or are they really invisible when you sit in the driver's seat?


---------------------------------------------

MR. JOHN ROWE

(inaudible) when it comes to looking in future prices so. Go ahead Ian.

---------------------------------------------

MR. IAN MCLEAN


Yes. I think first of all we do have some '04 hedge but it's relatively small on the books and so we would -- our focus is a book that benefits greatly if cash prices are high and what would be really nice is if oil prices were also low because that's the kind of machines we've got. We have good base load machines, we have a lot of oil machines and we have some of the gas machines. So 2003 was planned as better year than 2002 because we saw the upside in the prices and 2004 given where the prices are now, we definitely see a benefit in that. And if the prices stayed where they currently are but I don't think I want to give a number on that right now because they are so many moving parts

-- the biggest being that if the prices move our load shifts enormously and also affects our earnings a great deal but I would say, I'd be optimistic next year but more than that I wouldn't want to say anything else.


---------------------------------------------

COMPANY REPRESENTATIVE


(indiscernible) We don't have a lot of hedges this year.


We have some but it's not huge.

---------------------------------------------

THE CALLER


And then on the sort of liquidity question, is there anything that practically precludes you from a liquidity perspective in going out and kind of starting to layer in hedges for '04?


---------------------------------------------

COMPANY REPRESENTATIVE


Yes. Obviously when you look in the various regions. If you look in Nepool they really aren't very many customers that are interested in buying. There are some and we're looking for them but they way the legislation is set up, you can only basically do a six month deal with a regulated supplier so that precludes it there. Texas is similar although it is a little easier and ComEd is a very very narrow market. There is almost nothing out there today and PJM is the market we tend to focus on because there is liquidity. Now we can do other things with fuels in terms of hedging and are looking -- we do that whenever we can but there is such a big market-to-market impact on fuels that it's a very dangerous thing for us to do because the earnings get whip sawed all over the place. I mean theoretically you could sell gas against nuclear plants and say, "hey I'm locked in -- lock in that margin" but we whipped sawed (ph) to death on the market-to-market. We don't like that on an earnings point of view but we are looking at every possibility we can right now to lock in these type margins to our 80 percent at least.


---------------------------------------------

THE CALLER

And when do you expect to that 80 percent?

---------------------------------------------

COMPANY REPRESENTATIVE

I just -- I can't tell you. I mean customers don't like to buy when prices are high, so it's a very very difficult job for us to get there right now.

---------------------------------------------

THE CALLER


And the final question is just on size and on Nepool. As I look at your guidance, your guidance seems to imply an $8 spark spread on our 14 million megawatts hours on a full year basis, coming at the 2,400 megawatts for the new build plants that I look at Bloomberg spark spreads at least appear to be around $16, $17, $18 per megawatt hour. Are those Bloomberg prices indicative of what you are seeing? Bob, and is that kind of what you were alluding to in terms of less negativity, potentially than the 20 cents?


---------------------------------------------

COMPANY REPRESENTATIVE


Yes, I mean basically Bloomberg's right. The prices are, the spark spreads were I would say only 14 to 16. But again it's very difficult to lock them in, that's the first issue. And yes, we do have some up side there.

It's possible our 20 cents, the dilution is little bit conservative.


---------------------------------------------

THE CALLER

Is that 20 cents is for full annualized basis or half year?

---------------------------------------------

COMPANY REPRESENTATIVE

20 cents was full annualized basis.

---------------------------------------------

THE OPERATOR

J. Dobson of Deutsche Bank.

---------------------------------------------

THE CALLER


I was wondering Oliver if you could talk a little bit about what the cost to achieve might be for the Exelon Way as you sort of laid out the numbers, and if it's not too much trouble, I wouldn't mind if you went through some of that with me again of the actual numbers. Just to confirm I got them right. And then my last question totally unrelated would be just to this 2007 issue and just again I know Bob you have talked to a lot of people about this but sort of your latest thoughts on sort of managing that issues and I guess that same question to John.


---------------------------------------------

COMPANY REPRESENTATIVE


Well, let me reiterate some of the numbers again. In 2004, our goal is 150 million in CAPEX and 200 million in O&M resulting in an after tax increase free cash flow of 270 million. We have broken this down by business unit. In CAPEX, 60 percent will come from energy delivery, 40 percent will come from Genco and corporate. On the O&M side, we see about half of that reduction coming out of energy delivery, quarter out of Genco, and remainder out of corporate and other units that we have. In '05, '06 we are going to step that up total saving of 600 million. And I have also got this broken down and it about the same percentages in the '06 time period between energy delivery, Genco, and corporate. We also have this benchmark laid out by plan for supply at the support functions consolidations so we got this tied down. Now, on a cost to achieve, we've got numbers for that but I am not going throw that out because we don't look at every aspect of cost reduction that involves labor, but I don't want to have this call saying that we are going to lay off. We will have headcount reductions, but I am not going to -- we are not going to put a number on that until we get closer to actual implementation of the plans. And I would say probably a good round number is around 125 million in '03 and somewhere around 75 on the '04 and '05, but we just don't have detailed plans. It is not going to cost us anything from our supply cost reduction, cost to achieve, and other things. We are going to look at every aspect of our total span to make these reductions. I hope that is responsive to you question.


---------------------------------------------

THE CALLER

Yes it is. Just as a follow up to that before you get to the other one. So, I should think of the sort of 270 net and free cash flow being offset by some of these costs to achieve in '03?

---------------------------------------------

COMPANY REPRESENTATIVE

That's correct.

---------------------------------------------

THE CALLER

And then just the '07 question.

---------------------------------------------

COMPANY REPRESENTATIVE


On the '07 -- what Exelon Way would do for us is strengthen our balance sheet to give us more cash flow. Our goal is by the time we have to deal with the transition issue, if we can improve cash flow by 300 million a year next year, 600 million a year thereafter, and if we can be successful in some of these asset sales, we can substantially strengthen our balance sheet and pay down our debts and have much stronger balance sheet now. If we have a stronger balance sheet, we'll be in a position by '07. If we've not worked out any other deals and John will talk about all the possible outcomes of income there. If nothing else happens, we'll be in a position by '07 where we can be in a position to buyback capital and absorb the reduction in revenues resultant loss of the CTC. So we give ourselves the financial strength to solve this thing financially if we don't solve it operationally. So with the additional revenues from Exelon Way, additional cash flows, and some of these asset sales like enterprise sales, like avoiding the acquisition of Sithe, we can substantially improve our balance sheet and give us a flexibility to do whatever we need to do.

As you know, I've been working on 2007 since 1998, that's partly why we did the ComEd fossil sale it's a big part of why we merged ComEd and PECO. It's a big part of why we accepted the two-year rate freeze extension that was proposed by CUB early last year. It's another part of the reason why we made the settlement in the ComEd rate case this year, and we've got a lot of different things in mind for 2007 which have to do with the fact that Illinois legislators like legislators in most other states want to have the small and medium sized customers benefit from regulated service as well as competitive alternatives, and I think a time will come in the next several years when we will be able to negotiate sensible and attractive terms for supplying those customers who still want the bundled rate after 2007. But we're trying not to wait for that and if you look at our previously announced estimates of what the transition charge would be in 2007, which is a loss of 250-300 million of revenue, you'll find that the Exelon Way in themselves compensate for that loss of revenue. So, if we can use Exelon Way to make up for the lost CTC charge and negotiate a deal that allows us to continue to supply most of the customers with a fairly priced bundled rate product, we will have offset the 2007 profits, and what Bob is suggesting is it also creates various financial restructuring opportunities that will allow us to continue to grow our earnings per share. So, this is all part of an effort to allow us to solve that issue going forward internally if we can. Life management is always managing both internal opportunities and external forces and I'm sure my life will stay complex as will the lives of other CEOs but I believe this is a very large step forward dealing with that issue.


---------------------------------------------

THE CALLER

That's great, thanks so much.

---------------------------------------------

THE OPERATOR

Thank you.

---------------------------------------------

COMPANY REPRESENTATIVE

Well, we were probably almost out of time.

Maybe one quick question?

---------------------------------------------

THE OPERATOR

Paul Fremont of Jeffries. Please state your question.

---------------------------------------------

THE CALLER

Thank you. I guess you characterize the '07 issue really in terms of the CTC and the CTC revenue, do you see any issues as far as the T&D rate resets would be concerned and what type of action do you see as being possible in addressing T&D rates, and then one other quick question would be can you give us any type of an update on Limerick and the anticipated return to service date of Limerick?

---------------------------------------------

COMPANY REPRESENTATIVE


I will handle the first part, Oliver will handle the Limerick. I believe that the rate agreements Pam Strobel and Frank Clark talked about a month ago, if the commission approves, put the T&D rate framework in very good position for 2007. That does not mean that we might not ask for or need another increase out there. It does mean that it would be an increase that is kind of a normal utility T&D increase and not having to catch up on all the stuff that we got included in this recent field. When I say the 2007 issue involves the CTC revenue, I certainly mean that the transition charge is a definable amount of money it floats which it is not absolutely nailed down but you can define it. And the transition charges will almost surely end in 2007 . But there is another component that I keep talking about, which is the earnings we get on the bundled rate, and that remains to be negotiated for that period and again as I said, because legislators, because regulators know that the bundled rate backed up by a company with real power plants and not a broker is very important to customers in this post-California, post-Enron world, I am quite confident that we will work something reasonable out but I can't tell you when that would be. Oliver do you want to deal -- ?

On Limerick, Limerick did trip last week. It came back on on Saturday. This unit was down is now at full power 100 percent. We have all of our nuclear units on line expect Braidwood 1 is down for refueling and it should be back within next week.


If anyone has follow up questions Investor relations will be happy to take your call. Thank you.

---------------------------------------------

THE OPERATOR

This does conclude today's teleconference. You may disconnect the lines at this time and have a wonderful day.

(CONFERENCE CALL CONCLUDED)

---------------------------------------------